Exhibit 23.1
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KPMG LLP
Suite 4000
1735 Market Street
Philadelphia, PA 19103-7501

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements No. 333-289356 on Form S-3ASR and No. 333-283230 and No. 333-283227 on Form S-8 of Talen Energy Corporation of our report dated September 12, 2025, with respect to the financial statements of Moxie Freedom LLC, which report appears in the Form 8-K of Talen Energy Corporation dated October 6, 2025.

/s/ KPMG LLP
Philadelphia, Pennsylvania
October 6, 2025
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